UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009.

AMF CAPITAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153354	98-0460379
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2424 W. Main Street Alhambra, California USA 91801
(Address of principal executive offices)

 Telephone: 626-862-8208
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors; Appointment of Principal Officers.

Appointment of  Director & Officer

On May 28, 2009, the Company accepted the resignation of its sole officer and director Alan Miller and appointed Charles Irizarry as a Director, President and Secretary of the Company, and Jeffrey Miller as Director of the Company, effective as of equal date.

For the past five years, Charles Irizarry has been engaged in the resource sector, managing and directing resource exploration companies.  Since 1995, Mr. Irizarry has been president of a private consulting firm that provides management support and consulting advice to junior resource companies.  From 2005 to 2008, Mr. Irizarry was the President of a coal exploration company that was engaged in the exploration of coal properties in Mexico.  Mr. Irizarry studied business in state college and is completing his Masters in Business Administration.  Under the direction of Mr. Irizarry, the Company plans to expand its business to seek high quality resource projects with good exploration and production potential.

For the past 17 years, Jeffrey Miller has been engaged in a variety of positions in the financial services sector. From 1992 to 1999 he was vice president of investments at Prudential Securities, managing money for wealthy individuals and corporate accounts. From 1999 to 2006 Mr. Miller was a senior vice president of investments at Gilford Securities managing money for a variety of individuals, corporations and hedge funds. From 2006 until present, Mr. Miller is president of 4J Consulting Corporation, a consulting company that assists private and public companies raise money and assists in strategic planning.

Item 8.01	Other Events

Name Change and Forward Split of Common Stock

On May 28, 2009, the Company resolved to change its name from AMF Capital Group Inc. to Blackrock Resources Inc.  In addition, the Company has resolved to complete a forward stock split of its common stock, such that the number of issued and outstanding shares of the Company will increase from 18,000,000 shares issued and outstanding to 54,000,000 shares issued and outstanding.  The record date of the forward split will be Friday, June 5, 2009, and the Company has requested the NASD grant an effective date of Monday, June 8, 2009, for the name change and forward split.  As a result of the name change, the trading symbol will likely be changed by the NASD to reflect the new name.   The forward split will be payable as a dividend to shareholders of record as of Friday, June 5, 2009, and no action will be required on the part of shareholders.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMF CAPITAL GROUP INC.

Date: May 29, 2009	/s/ Charles Irizarry
President and Director